Exhibit 10.47

                                 PROMISSORY NOTE
                              (LIBOR RATE; SECURED)

$1,500,000.00                                                 Saratoga, New York
                                                  Dated:  As of October 10, 1997


         FOR VALUE RECEIVED, SPURLOCK ADHESIVES, INC., a Virginia corporation with an office for the transaction of business located at 5090 General Mahone Highway, Waverly, Virginia (the "Borrower") promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association, with its principal office and place of business at 66 South Pearl Street, Albany, New York 12207 ("KeyBank") the principal sum of One Million Five Hundred Thousand Dollars
($1,500,000.00) or so much thereof as may be advanced from time to time in accordance with the terms of this Note, with interest on the unpaid principal balance of such amount from the date of this Note or such advance, as the case may be, at the Interest Rate (hereinafter defined).

         This Note evidences a loan (the "Loan") made, or so much thereof as may be made, by KeyBank to Borrower, in the principal amount hereof, and is secured by (a) a mortgage from County of Saratoga Industrial Development Agency (the "Issuer") and the Borrower to KeyBank dated as of October 1, 1997 (the "Mortgage") which creates a first lien on certain real property located in the Town of Moreau, Saratoga County, State of New York (the "Real Property"); (b) a security agreement dated as of October 1, 1997 from Borrower to KeyBank (the "Security Agreement") which, together with financing statements executed in conjunction therewith (the "Financing Statements"), creates a first lien security interest in certain personal property (the "Personal Property") more particularly described in the Security Agreement; (c) the irrevocable, unconditional guaranty of payment by Spurlock Industries, Inc. (the "Guarantor") of the Loan set forth in a guaranty of payment dated as of October 1, 1997 from the Guarantor to KeyBank (the "Guaranty"); and (d) such other security as may now or hereafter be given to KeyBank by Borrower as collateral for the Loan (the Mortgage, the Security Agreement, the Financing Statements, the Guaranty, this Note and such other documents evidencing such other security which may hereafter be given as further security for, or in connection with, the Loan, being hereinafter collectively referred to as the "Term Loan Documents").

                                       I.

                                   DEFINITIONS


         Except as otherwise defined herein, capitalized terms used herein shall have the following definitions:

         "Default Interest Rate" shall mean the applicable Interest Rate plus four (4%) percent per annum; provided, however, after maturity of the Loan (whether by acceleration or otherwise), the principal of the Loan and the unpaid interest and fees thereon shall bear interest at a rate per annum equal to the greater of three percent (3%) in excess of the highest applicable interest rate provided for herein, or sixteen percent (16%).

         "Interest Rate" shall mean the rate of interest to be calculated hereunder and paid by Borrower on any outstanding principal due under this Note and shall be either the LIBOR Rate or the Variable Rate.

         "Interest Rate Election Period" shall mean the time period during which interest is to accrue on the principal balance hereof at the LIBOR Rate. An Interest Rate Election Period shall be a term of one month (or, if this Note is dated on other than the first day of a month, for the first Interest Rate Election Period only, the time period between the date of this Note and the last day of the month in which this Note is dated, inclusive). In no event shall any Interest Rate Election Period extend beyond the Maturity Date of the Loan.

         "LIBOR" shall mean the rate per annum calculated by KeyBank in good faith, which KeyBank determines with reference to the rate per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not a multiple) at which deposits in United States dollars for one month are offered by prime banks in the London interbank eurodollar market on the first day of an Interest Rate Election Period in an amount comparable to the outstanding principal balance of the Loan.

         "LIBOR Rate" shall mean a fixed rate equal to LIBOR plus Two and Seventy-Five Hundredths (2.75%) percent.

         "LIBOR Reserve Requirements" means, for any amount bearing interest at the LIBOR Rate, the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to the Interest Rate Election Period.

         "Maturity Date" shall mean April 1, 2008.

         "Prime Rate" shall mean that interest rate established by KeyBank National Association as KeyBank's Prime Rate, whether or not such rate is publicly announced. The Prime Rate may not be the lowest interest rate charged by KeyBank for commercial or other extensions of credit.

         "Variable Rate" shall mean a floating rate equal to the Prime Rate in effect from time to time.



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

                                       II.

                                    INTEREST


         (a) COMPUTATION OF INTEREST. Interest on the outstanding principal balance of this Note shall be computed on the basis of a 360-day year. Interest shall accrue until the Loan is repaid.

         (b) INTEREST RATE CHANGE PROCEDURES. The LIBOR Rate calculated hereunder for an Interest Rate Election Period shall remain constant for the Interest Rate Election Period. If the Variable Rate is in effect, each change in the Prime Rate shall effect a corresponding change in the Variable Rate.

         (c) IMPLEMENTATION OF DEFAULT INTEREST RATE. Upon the occurrence of an Event of Default (hereinbelow defined), the computation of interest under this Note shall immediately and without further action by KeyBank be based upon the Default Interest Rate.

         (d) UNAVAILABILITY OF LIBOR RATE. If KeyBank is unable to offer the LIBOR Rate for any reason, KeyBank shall give the Borrower proper notice of its inability to offer the LIBOR Rate and the Interest Rate for each monthly payment of interest shall be the Variable Rate.


                                      III.

                            LIBOR RESERVE REQUIREMENT

         If because of the introduction of or any change in or because of any judicial, administrative or other governmental interpretation of any law or regulation, there shall be any increase in the cost to KeyBank of making, funding, maintaining or allocating capital to the principal amount bearing interest at the LIBOR Rate, including LIBOR Reserve Requirements, then Borrower shall from time to time upon demand by KeyBank pay KeyBank additional moneys sufficient to compensate KeyBank for such increased cost.

         Any amount or amounts payable by Borrower to KeyBank pursuant to this Article shall be paid by Borrower to KeyBank within ten (10) days of receipt by Borrower from KeyBank of a statement setting forth the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding upon Borrower absent manifest error.


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



                                       IV.

                        PAYMENT OF PRINCIPAL AND INTEREST


         Borrower shall pay interest at the applicable Interest Rate on the unpaid principal balance of this Note beginning on the first day of November, 1997 and continuing on the first day of each month thereafter until the Maturity Date (or such earlier date in the event KeyBank accelerates Borrower's obligations hereunder), at which time, any accrued and unpaid interest must be paid. Principal repayment shall begin on May 1, 1998 when Borrower shall begin making monthly principal payments in the amount of Twelve Thousand Five Hundred Dollars ($12,500) and said monthly payments shall continue on the first day of each month thereafter until the Maturity Date (or such earlier date in the event KeyBank accelerates Borrower's obligations hereunder) when the balance of principal remaining unpaid plus interest shall be fully due and payable.

                                       V.

                               GENERAL CONDITIONS


         (a) METHOD OF PAYMENT. All payments under this Note are payable at 66 South Pearl Street, Albany, New York 12207, or at such other place as KeyBank shall notify Borrower in writing. KeyBank reserves the right to require any payment on this Note, whether such payment is of a regular installment or represents a prepayment, to be by wired federal funds or other immediately available funds or to be paid at a place other than the above address.


         (b) APPLICATION OF PAYMENTS RECEIVED. Except as may otherwise be provided in this Note, all payments received by KeyBank on this Note shall be applied by KeyBank to any unpaid Late Payment Charges (hereinbelow defined), accrued and unpaid interest then due and owing and the reduction of principal of this Note, in such order and in such amounts as KeyBank may determine from time to time.

         (c) LATE PAYMENT CHARGES. If Borrower fails to pay any amount of principal and/or interest on this Note for ten (10) days after such payment becomes due, whether by acceleration or otherwise, KeyBank may, at its option, whether immediately or at the time of final payment of the amounts evidenced by this Note, impose a late payment charge (the "Late Payment Charge") computed by multiplying the amount of each past due payment by five (5%) percent. Until any and all Late Payment Charges are paid in full, the amount thereof shall be added to the indebtedness secured by any of the Term Loan Documents. The Late Payment Charge is not a penalty and is deemed to be liquidated damages for the purpose of compensating KeyBank for the difficulty in computing the actual amount of damages incurred by KeyBank as a result of the late payment by Borrower.

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

         (d) PREPAYMENT. The principal balance may be prepaid in whole or in part, in multiples of $100,000 at the end of any Interest Rate Election Period without premium or penalty.

         In the event KeyBank receives partial prepayments, or in the event that KeyBank shall receive proceeds of condemnation or insurance proceeds for application against the Loan, such prepayments and proceeds shall be applied to installments of principal in the inverse order of maturity.

         (e)    ACCELERATION AND DEFAULT. If:

                (1)    Borrower fails to pay any sum due on this Note within ten
(10) days of the date the same is due; or

                (2) Borrower shall fail to perform any other covenant, obligation or agreement required to be performed by Borrower under this Note, and such failure remains unremedied for thirty (30) calendar days after KeyBank shall have given written notice thereof to Borrower, or, if such covenant, condition or agreement is capable of cure but cannot be cured within such thirty
(30) day period, the failure of the Borrower to commence to cure within such thirty (30) day period and thereafter diligently proceed with all action required to complete said cure within ninety (90) days of such written notice unless such time to cure is otherwise extended by KeyBank in writing; or

                (3) Any warranty or representation made or given by Borrower or any financial or other statement submitted by or on behalf of Borrower, or the Guarantor in any instrument furnished in compliance with or in reference to this Note or the Term Loan Documents should be false or misleading in any material respect; or

                (4) Borrower or the Guarantor shall generally not be paying debts as they become due or file a petition or seek relief under or take advantage of any insolvency law; make an assignment for the benefit of creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator, custodian or conservator of Borrower or the Guarantor or of the whole or substantially all of Borrower's or the Guarantor's property or of any collateral pledged as security for this Note; or if Borrower or the Guarantor shall file a petition or an answer to a petition under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or file a petition or seek relief under or take advantage of any other similar law or statute of the United States of America, any state thereof, or any foreign country or subdivision thereof; or

                (5) A Court of competent jurisdiction shall enter an order, judgment or decree appointing or authorizing a receiver, trustee, liquidator, custodian or conservator of Borrower or the Guarantor or of the whole or substantially all of Borrower's or the Guarantor's property, or any portion of the collateral pledged as security for this Note, or enter an order for relief against Borrower or the Guarantor in any case commenced under any chapter of the Bankruptcy

Reform Act of 1978, as amended (or any successor statute thereto), or grant relief under any other similar law or statute of the United States of America, any state thereof, or any foreign country or subdivision thereof and the same is not stayed or discharged within sixty (60) days of entry; or

                (6) Under the provisions of any law for the relief or aid of debtors, a court of competent jurisdiction or a receiver, trustee, liquidator, custodian or conservator shall assume custody or control or take possession from Borrower or the Guarantor of all or substantially all of Borrower's or the Guarantor's property or any portion of any collateral pledged as security for this Note; or

                (7) There is commenced against Borrower or the Guarantor any proceeding for any of the foregoing relief or if a petition is filed against Borrower or the Guarantor under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or under any other similar law or statute of the United States of America, any state thereof, or any foreign country or subdivision thereof, and such proceeding or petition remains undismissed for a period of sixty (60) days or if Borrower or the Guarantor by any act indicates consent to, approval of or acquiescence in any such proceeding or petition; or

                (8) KeyBank receives a notice to creditors with regard to a bulk transfer by Borrower or the Guarantor pursuant to Article VI of the Uniform Commercial Code or if the Borrower shall dissolve, terminate its existence, fail, cease normal business operation or otherwise discontinue its existence; or

                (9) An "Event of Default", as said term is defined in any of the other Term Loan Documents or the Financing Documents (as defined in the Mortgage), shall have occurred; or

                (10) Borrower or the Guarantor fails to comply with the terms of or an "event of default" occurs under any other loan transaction or credit arrangement of any kind with KeyBank; or

                (11) An "event of default" occurs under the loan and security agreement dated as of July 1, 1996 between the Borrower and National Bank of Canada (f/k/a National Canada Finance Corporation);

then, and in any such event (an "Event of Default"), KeyBank may, at its option, declare the entire unpaid balance of this Note together with interest accrued thereon and any other sums due hereunder or under the Term Loan Documents, to be immediately due and payable and KeyBank may proceed to exercise any rights or remedies that it may have under this Note or any other Term Loan Documents, or such other rights and remedies which KeyBank may have at law, equity or otherwise. In the event of such acceleration, Borrower may discharge its obligations to KeyBank by paying:


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

                       (i) the unpaid principal balance hereof as at the date of such payment, plus

                       (ii) accrued interest computed in the manner set forth above, plus

                       (iii) any Late Payment Charge computed in the manner set forth above, plus

                       (iv) any other sum due and owing KeyBank under this Note or any other Term Loan Document.

         (f) COSTS AND EXPENSES ON DEFAULT. After the occurrence of an Event of Default, in addition to principal, interest and any Late Payment Charges, KeyBank shall be entitled to collect all costs of collection, including, but not limited to, reasonable attorneys' fees, incurred in connection with the protection or realization of collateral or in connection with any of KeyBank's collection efforts, whether or not suit on this Note or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand and until paid shall also be secured by the Term Loan Documents and by all other collateral held by KeyBank as security for Borrower's obligations to KeyBank.

         (g) NO WAIVER BY KEYBANK. No failure by the Guarantor of the Loan to make any payments shall be deemed a waiver or release of Borrower's obligations hereunder. No failure on the part of KeyBank or other holder hereof to exercise any right or remedy hereunder, whether before or after the happening of a default, shall constitute a waiver thereof, and no waiver of any past default shall constitute waiver of any future default or of any other default. No failure to accelerate the Loan evidenced hereby by reason of default hereunder, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or shall be deemed to be a novation of this Note or as a reinstatement of the Loan evidenced hereby or as a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right which KeyBank may have, whether by the laws of the state governing this Note, by agreement or otherwise; and Borrower and each endorser or Guarantor hereby expressly waive the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

         (h) FINANCIAL INFORMATION. Borrower will at all times keep proper books of record and account in which full, true and correct entries shall be made in accordance with generally accepted accounting principles and will timely deliver to KeyBank the financial information required by the Reimbursement Agreement (as defined in the Mortgage).



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

         (i) WAIVER BY BORROWER. Borrower and each endorser or Guarantor of this Note hereby waives presentment, protest, demand, diligence, notice of dishonor and of nonpayment, and waives and renounces all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including but not limited to exemptions provided by or allowed under the Bankruptcy Code of 1978, both as to itself personally and as to all of its or their property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.

         (j) COMPLIANCE WITH USURY LAWS. It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to this Note. All agreements between Borrower and KeyBank, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to KeyBank or the holder hereof, or collected by KeyBank or such holder, for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein, or in any of the Term Loan Documents, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any provision hereof or of the Term Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances KeyBank or other holder hereof shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder or to other indebtedness secured by the Term Loan Documents and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower's behalf. All sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of the Loan evidenced hereby and thereby so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof and thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Borrower, any endorser or Guarantor and KeyBank.

         (k) GOVERNING LAW; SUBMISSION TO JURISDICTION. This Note shall be governed by and construed under the laws of the State of New York. Borrower and each endorser or Guarantor hereby submits to personal jurisdiction in said state for the enforcement of Borrower's obligations hereunder or under any other Term Loan Document and waives any

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

and all personal rights under the law of any other state to object to jurisdiction within such state for the purposes of litigation to enforce such obligations of Borrower.

         (l) WAIVER OF JURY TRIAL. KeyBank and the Borrower hereby waive trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Note, any other Term Loan Document or the Loan, or any instrument or document delivered in connection with the Loan, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising between the Borrower and KeyBank.

         (m) AUTHORITY OF KEYBANK. Borrower authorizes KeyBank to date this Note as of the day when the Loan is made and to complete or correct this Note as to any terms of the Loan not set forth herein at the time of delivery hereof.

         (n) NOTICES. Any notices required or permitted to be given hereunder shall be: (i) personally delivered or (ii) given by registered or certified mail, postage prepaid, return receipt requested, or (iii) forwarded by overnight courier service, in each instance addressed to the addresses set forth at the head of this Note, or such other addresses as the parties may for themselves designate in writing as provided herein for the purpose of receiving notices hereunder. All notices shall be in writing and shall be deemed given, in the case of notice by personal delivery, upon actual delivery, and in the case of appropriate mail or courier service, upon deposit with the U.S. Postal Service or delivery to the courier service.

         (o) LIABILITY IF MORE THAN ONE BORROWER. If more than one person or entity executes this Note as a Borrower, all of said persons or entities are jointly and severally liable hereunder.

         (p) ENTIRE AGREEMENT. This Note and the other Loan Documents constitute the entire understanding between Borrower, the Guarantors, and KeyBank and to the extent that any writings not signed by KeyBank or oral statements or conversations at any time made or had shall be inconsistent with the provisions of this Note and the other Term Loan Documents, the same shall be null and void.

         IN WITNESS WHEREOF, Borrower has executed this instrument the date first above written.

                                            SPURLOCK ADHESIVES, INC.




                                            By: /s/ Phillip S. Sumpter
                                                --------------------------------
                                                Phillip S. Sumpter
                                                Executive Vice President


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


STATE OF NEW YORK    )
                     )  ss.:
COUNTY OF SARATOGA   )

         On this ____ day of October, 1997, before me personally came Phillip S. Sumpter, to me known, who being by me duly sworn, did depose and say that he resides at 33296 Shingleton Road, Waverly, Virginia; that he is an Executive Vice President of Spurlock Adhesives, Inc., the corporation described in, and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                              /s/
                                              ---------------------------------
                                              NOTARY PUBLIC
01294\prom.2


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